UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                        Date of report: January 24, 2008
                        (Date of earliest event reported)


                               SKY PETROLEUM, INC.
               (Exact Name of Registrant as Specified in Charter)



                                     Nevada
                 (State or Other Jurisdiction of Incorporation)


                 333-99455                         32-0027992
         (Commission File Number)        (IRS Employer Identification No.)


              401 Congress Avenue, Suite 1540, AUSTIN, TEXAS 78701 (Address of Principal Executive Offices and Zip Code)


                                 (512) 687-3427
                                 --------------
              (Registrant's Telephone Number, including Area Code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) OMITTED][GRAPHIC OMITTED]

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12) OMITTED][GRAPHIC


|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b)) OMITTED][GRAPHIC


|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c)) OMITTED][GRAPHIC

Item 5.02. Appointment of Officer.

On January 19, 2008, the Registrant's Board of Directors appointed Mr. Peter Cockcroft as Chairman of the Board.


Mr. Cockcroft, age 58, has a proven track record for successfully managing international energy businesses in various countries, which includes entrepreneurial project identification, management and implementation, including financing, both in the petroleum and power sector. His international experience is extensive, and he has been a resident country manager in six different countries for various oil and gas companies, ranging from majors to independents. He was a Distinguished Lecturer for the Society of Petroleum Engineers, is currently Energy Advisor to the Prime Minister of Timor-Leste, and a Life Fellow of the Royal Geographical Society. Peter was previously Chairman of Baraka Petroleum Limited (AX: BKP) and is an independent Director of Australian Oil Company (AX: AOC). He has authored more than 30 technical papers, and is actively involved in teaching training courses on petroleum asset valuation worldwide.


Mr. Cockcroft is not related by blood, marriage or adoption to any other director or executive officer of the Registrant. To the Registrant's knowledge, there is no arrangement or understanding between any of its officers and any other person pursuant to which the officer was selected to serve as an officer.

                                   SIGNATURES

     In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   SKY PETROLEUM, INC.
                                   (Registrant)



  Dated:  January 24, 2008         By: /s/ Karim Jobanputra
                                       -----------------------------------------
                                       Karim Jobanputra
                                       Caretaker Chief Executive Officer